UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

ATIF HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38876	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25391 Commercentre Dr., Ste 200, Lake Forest, CA	92630
(Address of Principal Executive Offices)	(Zip Code)

646-828-8710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	ATIF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of ATIF Holdings Limited (the “Company”) held on July 26, 2024, the Company’s stockholders voted on the matters described below.

1.	The Company’s stockholders elected five directors, each to serve until his/her successor is duly elected and qualified at the 2025 Annual Meeting of Stockholders or until his/her earlier resignation or removal. The number of shares that (a) voted for the election of each director, (b) voted against the election of each director, and (c) withheld authority to vote for each director is summarized in the table below:

Director Nominee	Votes For	Votes Against	Votes Withheld

Jun Liu	5,667,275	16,861	3,300
Yue Ming	5,667,237	16,899	3,300
Kwong Sang Liu	5,667,237	16,899	3,300
Yongyuan Chen	5,667,237	16,899	3,300
Lei Yang	5,667,237	16,899	3,300

2.	The Company’s stockholders ratified the appointment of ZH CPA, LLC as the independent registered public accounting firm of the Company for the fiscal year ending July 31, 2024. The number of shares that voted for, against, and withheld from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Withheld

6,841,189	88,230	12,329

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATIF Holdings Limited

	By:	/s/ Jun Liu
Jun Liu,
Chief Executive Officer

Dated: July 30, 2024